UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2018 (November 15, 2018)

NCI Building Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14315	76-0127701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway, Suite 400 Cary, North Carolina	27513
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 975-9436

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, at a Special Meeting of shareholders of NCI Building Systems, Inc. (“we”, “us”, the “Company” or “NCI”) held on November 15, 2018 (the “Special Shareholder Meeting”), NCI’s shareholders approved (i) the Agreement and Plan of Merger (the “Merger Agreement”) among NCI, Ply Gem Parent, LLC, a Delaware limited liability company (“Ply Gem”), and for certain limited purposes set forth in the Merger Agreement, Clayton, Dubilier & Rice, LLC, a Delaware limited liability company, pursuant to which, at the closing of the merger, Ply Gem was merged with and into the Company, with the Company continuing its existence as a corporation organized under the laws of the State of Delaware (the “Merger”) and (ii) the issuance in the Merger of 58,709,067 shares of NCI common stock, par value $0.01 per share (the “NCI Common Stock”) in the aggregate, on a pro rata basis, to the holders of all of the equity interests in Ply Gem (the “Stock Issuance”). NCI’s shareholders also approved the three additional proposals described in the Company’s proxy statement relating to the Special Shareholder Meeting.

The Merger was consummated on November 16, 2018 pursuant to the Merger Agreement.

On November 16, 2018, in connection with the consummation of the Merger, the Company assumed (i) the obligations of the company formerly known as Ply Gem Midco, Inc. (“Ply Gem Midco”), a subsidiary of Ply Gem immediately prior to the consummation of the Merger, as borrower under the Cash Flow Credit Agreement (as defined below), (ii) the obligations of Ply Gem Midco as parent borrower under the ABL Credit Agreement (as defined below) and (iii) the obligations of Ply Gem Midco as issuer under the Indenture (as defined below).

New Stockholders Agreement

Pursuant to the terms of the Merger Agreement, on November 16, 2018, the Company entered into a stockholders agreement (the “New Stockholders Agreement”) between the Company and each of Clayton, Dubilier & Rice Fund VIII, L.P., a Cayman Islands exempted limited partnership (“CD&R Fund VIII”), CD&R Friends & Family Fund VIII, L.P., a Cayman Islands exempted limited partnership (“CD&R FF Fund VIII”), CD&R Pisces Holdings, L.P., a Cayman Islands exempted limited partnership (“CD&R Pisces”, and together with CD&R Fund VIII and CD&R FF Fund VIII, individually, the “CD&R Investors,” and collectively, the “CD&R Investor Group”), Atrium Intermediate Holdings, LLC, a Delaware limited liability company (“Atrium”), GGC BP Holdings, LLC, a Delaware limited liability company (“GGC”), and AIC Finance Partnership, L.P., a Cayman Islands exempted limited partnership (“AIC”, and together with Atrium and GGC, each individually, a “Golden Gate Investor,” and collectively, the “Golden Gate Investor Group,” and together with the CD&R Investor Group, the “Investors”).

Pursuant to the New Stockholders Agreement, among other matters, the CD&R Investor Group is entitled to nominate for election, fill vacancies and appoint five out of twelve initial members of NCI’s board of directors (the “Board”) and, thereafter, so long as the CD&R Investor Group beneficially owns at least 7.5% of the outstanding shares of NCI Common Stock, to nominate for election, fill vacancies and appoint replacements for a number of Board members in proportion to the CD&R Investor Group’s percentage beneficial ownership of outstanding NCI Common Stock, but never to exceed one less than the number of independent, non-CD&R-affiliated directors serving on the Board. The New Stockholders Agreement contains voting agreements between the Company and each of the Investors, including the requirement that each Investor shall vote all of the shares of Common Stock that it beneficially owns (a) in favor of all director nominees, other than CD&R Investor Nominees or director nominees proposed by a Golden Gate Investor, nominated by the Board for election by the stockholders of the Company in accordance with the terms of the New Stockholders Agreement and the Sixth Amended and Restated By-laws (as defined below), (b) as recommended by the Board, on any and all (i) proposals relating to or concerning compensation or equity incentives for directors, officers or employees of the Company adopted in the ordinary course of business consistent with past practice, (ii) proposals by stockholders of the Company, other than a proposal by a CD&R Investor or a Golden Gate Investor, and (iii) proposals the subject matter of which is a CD&R Investor Consent Action (as defined in the New Stockholders Agreement), provided that, in respect of clauses (i) and (iii) only, that the Board’s recommendation is consistent with the CD&R Investor Group’s exercise of its consent rights provided in the New Stockholders Agreement, and (c) not in favor of any transaction constituting, or that would result in, a Change of Control (as defined in the New Stockholders Agreement) that has not been approved by a majority of the Independent Non-CD&R Investor Directors (as defined in the New Stockholders Agreement), if the per share consideration to be received by any CD&R Investor or Golden Gate Investor in connection with such transaction is not equal to, and in the same form as, the per-share consideration to be received by the shareholders not affiliated with the Investors.

Each CD&R Investor and Golden Gate Investor will also have preemptive rights to subscribe for any equity securities the Company proposes to issue in accordance with each Investor’s percentage beneficial ownership of NCI Common Stock, subject to customary exceptions. The CD&R Investor Group and the Golden Gate Investor Group have each agreed, among other things, that until such time that its percentage beneficial ownership of the outstanding Common Stock falls below 10% and stays below such threshold for a period of six months, to be subject to standstill, voting and transfer restrictions and limitations, including a prohibition on transferring Common Stock to any third party or group that beneficially owns, or would, after giving effect to such transfer, beneficially own 10% or more of NCI Common Stock outstanding.

Pursuant to the terms of the New Stockholders Agreement, CD&R Fund VIII, CD&R FF Fund VIII and the Company terminated the Stockholders Agreement (the “Old Stockholders Agreement”), dated as of October 20, 2009, by and among the Company, CD&R Fund VIII and CD&R FF Fund VIII.

A copy of the New Stockholders Agreement is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the New Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

New Registration Rights Agreement

Pursuant to the terms of the Merger Agreement, on November 16, 2018, the Company entered into a registration rights agreement (the “New Registration Rights Agreement”) with the Investors, pursuant to which the Company granted the Investors customary demand and piggyback registration rights, including rights to demand registrations and underwritten shelf registration statement offerings with respect to the shares of NCI Common Stock that are held by the Investors following the consummation of the Merger.

Pursuant to the terms of the New Registration Rights Agreement, CD&R Fund VIII, CD&R FF Fund VIII and the Company terminated the Registration Rights Agreement (the “Old Registration Rights Agreement”), dated as of October 20, 2009, by and among the Company, CD&R Fund VIII and CD&R FF Fund VIII.

A copy of the New Registration Rights Agreement is attached as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Cash Flow Credit Agreement

        On April 12, 2018, Ply Gem Midco entered into a Cash Flow Credit Agreement (the “Cash Flow Credit Agreement”), by and among Ply Gem Midco, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Cash Flow Agent”), and the several banks and other financial institutions from time to time party thereto. As of November 16, 2018, immediately prior to the Merger, the Cash Flow Credit Agreement provided for (i) a term loan facility (the “Term Loan Facility”) in an original aggregate principal amount of $1,755.0 million and (ii) a cash flow-based revolving credit facility (the “Cash Flow Revolver” and together with the Term Loan Facility, the “Cash Flow Facilities”) of up to $115.0 million. On November 16, 2018, Ply Gem Midco entered into a Lender Joinder Agreement, by and among Ply Gem Midco, the additional commitment lender party thereto and the Cash Flow Agent, which amended the Cash Flow Credit Agreement in order to, among other things, increase the aggregate principal amount of the Term Loan Facility by $805.0 million (the “Incremental Term Loans”). Proceeds of the Incremental Term Loans were used to, among other things, (a) finance the Merger and to pay certain fees, premiums and expenses incurred in connection therewith, (b) repay in full amounts outstanding under the Existing NCI Term Loan Credit Agreement and the Existing NCI ABL Credit Agreement (each as defined below) and (c) repay $325.0 million of borrowings outstanding under the ABL Facility (as defined below). On November 16, 2018, in connection with the consummation of the Merger, NCI and Ply Gem Midco entered into a joinder agreement with respect to the Cash Flow Facilities, and NCI became the Borrower (as defined in the Cash Flow Credit Agreement) under the Cash Flow Facilities. The Term Loan Facility amortizes in nominal quarterly installments equal to one percent of the aggregate initial principal amount thereof per annum, with the remaining balance payable upon final maturity of the Term Loan Facility on April 12, 2025. There are no amortization payments under the Cash Flow Revolver, and all borrowings under the Cash Flow Revolver mature on April 12, 2023. At November 16, 2018, following consummation of the Merger, there was $2,555.6 million outstanding under the Term Loan Facility and there were no amounts drawn on the Cash Flow Revolver.

The Term Loan Facility bears annual interest at a floating rate measured by reference to, at the Company’s option, either (i) an adjusted London inter-bank offered rate, or “LIBOR,” (subject to a floor of 0.00%) plus an applicable margin of 3.75% per annum or (ii) an alternate base rate plus an applicable margin of 2.75% per annum.

Loans outstanding under the Cash Flow Revolver bear annual interest at a floating rate measured by reference to, at the Company’s option, either (i) an adjusted London inter-bank offered rate, or “LIBOR,” (subject to a floor of 0.00%) plus an applicable margin ranging from 2.50% to 3.00% per annum depending on the Company’s secured leverage ratio or (ii) an alternate base rate plus an applicable margin ranging from 1.50% to 2.00% per annum depending on the Company’s secured leverage ratio. Additionally, unused commitments under the Cash Flow Revolver are subject to a fee ranging from 0.25% to 0.50% per annum depending on the Company’s secured leverage ratio.

The Term Loan Facility may be prepaid at the Company’s option at any time, subject to minimum principal amount requirements. Prepayments of the Term Loan Facility in connection with a repricing transaction (as defined in the Cash Flow Credit Agreement) on or prior to April 12, 2019 are subject to a 1.00% prepayment premium. Prepayments may otherwise be made without premium or penalty (other than customary breakage costs). The Cash Flow Revolver may be prepaid at the Company’s option at any time without premium or penalty (other than customary breakage costs), subject to minimum principal amount requirements.

Subject to certain exceptions, the Term Loan Facility is subject to mandatory prepayment in an amount equal to:

•	the net cash proceeds of (1) certain asset sales, (2) certain debt offerings, and (3) certain insurance recovery and condemnation events; and

•	50% of annual excess cash flow (as defined in the Cash Flow Credit Agreement), subject to reduction to 25% and 0% if a specified secured leverage ratio targets are met to the extent that the amount of such excess cash flow exceeds $10.0 million. The annual excess cash flow assessment will begin for the Company’s 2019 fiscal year.

The Cash Flow Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants, among other things, will limit or restrict the ability of the Company and its subsidiaries to incur additional indebtedness; make dividends and other restricted payments; incur additional liens; consolidate, merge, sell or otherwise dispose of all or substantially all assets; make investments; transfer or sell assets; enter into restrictive agreements; change the nature of the business; and enter into certain transactions with affiliates.

Subject to certain conditions, without the consent of the then existing lenders (but subject to the receipt of commitments), either the Term Loan Facility or the Cash Flow Revolver may be expanded (or a new term loan facility, revolving credit facility or letter of credit facility added) by up to (i) the greater of (x) $333.0 million and (y) an amount equal to 75.0% of consolidated EBITDA for the four most recently ended fiscal quarters for which financial statements of the Company are available plus (ii) an unlimited amount either (x) as will not cause the secured leverage ratio after giving effect to the incurrence of such additional amount and any use of proceeds thereof to exceed 4.50 to 1.00 or (y) if incurred in connection with an acquisition or other investment permitted under the Cash Flow Credit Agreement, the pro forma secured leverage ratio after giving effect to such incurrence and acquisition or investment does not exceed the secured leverage ratio in effect prior to such transactions. Amounts available pursuant to clause (ii) of the preceding sentence may be utilized prior to amounts under clause (i).

The obligations under the Cash Flow Credit Agreement are guaranteed by each direct and indirect wholly-owned U.S. restricted subsidiary of the Company, subject to certain exceptions, and are secured by:

•	a perfected security interest in substantially all tangible and intangible assets of the Company and each subsidiary guarantor (other than ABL Priority Collateral (as defined below)), including the capital stock of each direct material wholly-owned U.S. restricted subsidiary owned by the Company and each subsidiary guarantor, and 65% of the capital stock of any non-U.S. subsidiary held directly by the Company or any subsidiary guarantor, subject to certain exceptions (the “Cash Flow Priority Collateral”), which security interest will be senior to the security interest in the foregoing assets securing the ABL Facility; and

•	a perfected security interest in the ABL Priority Collateral, which security interest will be junior to the security interest in the ABL Priority Collateral securing the ABL Facility.

The Cash Flow Revolver includes a financial covenant set at a maximum secured leverage ratio of 7:75 to 1.00, which will apply if the outstanding amount of loans and drawings under letters of credit which have not then been reimbursed exceeds a specified threshold at the end of any fiscal quarter.

The foregoing summary of the Cash Flow Credit Agreement, as amended, the related guarantee and collateral agreement and joinder agreement (collectively, the “Cash Flow Credit Agreement Documents”), does not purport to be a complete description and is subject to and qualified in its entirety by reference to the full text of the Cash Flow Credit Agreement Documents, copies of which are attached as Exhibits 10.3-10.7 to this Current Report on Form 8-K and are incorporated herein by reference.

ABL Credit Agreement

On April 12, 2018, Ply Gem Midco and certain subsidiaries of Ply Gem Midco entered into an ABL Credit Agreement (the “ABL Credit Agreement”), by and among Ply Gem Midco, the subsidiary borrowers from time to time party thereto, UBS AG, Stamford Branch, as administrative agent and collateral agent (the “ABL Agent”), and the several banks and other financial institutions from time to time party thereto, which provided for an asset-based revolving credit facility (the “ABL Facility”) of up to $360.0 million, consisting of (i) $285.0 million available to U.S. borrowers (subject to U.S. borrowing base availability) (the “ABL U.S. Facility”) and (ii) $75.0 million available to both U.S. borrowers and Canadian borrowers (subject to U.S. borrowing base and Canadian borrowing base availability) (the “ABL Canadian Facility”). On October 15, 2018, Ply Gem Midco entered into Amendment No. 2 to the ABL Credit Agreement, by and among Ply Gem Midco, the incremental lender party thereto and the ABL Agent, which amended the ABL Credit Agreement in order to, among other things, increase the aggregate commitments under the ABL Facility by $36.0 million to $396.0 million overall, and with the (x) ABL U.S. Facility being increased from $285.0 million to $313.5 million and (y) the ABL Canadian Facility being increased from $75.0 million to $82.5 million. On November 16, 2018, Ply Gem Midco entered into Amendment No. 4 to the ABL Credit Agreement, by and among Ply Gem Midco, the incremental lenders party thereto and the ABL Agent, which amended the ABL Credit Agreement in order to, among other things, increase the aggregate commitments under the ABL Facility by $215.0 million (the “Incremental ABL Commitments”) to $611.0 million overall, and with the (x) ABL U.S. Facility being increased from $313.5 million to approximately $483.7 million and (y) the ABL Canadian Facility being increased from $82.5 million to approximately $127.3 million. On November 16, 2018, in connection with the consummation of the Merger, NCI and Ply Gem Midco entered into a joinder agreement with respect to the ABL Facility, and NCI became the Parent Borrower (as defined in the ABL Credit Agreement) under the ABL Facility. The Company and, at the Company’s option, certain of the Company’s subsidiaries are the borrowers under the ABL Facility. As of November 16, 2018, and following consummation of the Merger, (a) Ply Gem Industries, Inc., Atrium Windows and Doors, Inc., NCI Group, Inc. and Robertson-Ceco II Corporation were U.S. subsidiary borrowers under the ABL Facility, and (b) Gienow Canada Inc., Mitten Inc., North Star Manufacturing (London) Ltd. and Robertson Building Systems Limited were Canadian borrowers under the ABL Facility. All borrowings under the ABL Facility mature on April 12, 2023. At November 16, 2018, following consummation of the Merger, there were no amounts drawn and $24.7 million of letters of credit issued under the ABL Facility.

Borrowing availability under the ABL Facility is determined by a monthly borrowing base collateral calculation that is based on specified percentages of the value of eligible inventory, eligible accounts receivable and eligible credit card receivables, less certain reserves and subject to certain other adjustments as set forth in the ABL Credit Agreement. Availability is reduced by issuance of letters of credit as well as any borrowings.

Loans outstanding under the ABL Facility bear interest at a floating rate measured by reference to, at the Company’s option, either (i) an adjusted London inter-bank offered rate, or “LIBOR,” (subject to a LIBOR floor of 0.00%) plus an applicable margin ranging from 1.25% to 1.75% per annum depending on the average daily excess availability under the ABL Facility or (ii) an alternate base rate plus an applicable margin ranging from 0.25% to 0.75% per annum depending on the average daily excess availability under the ABL Facility. Additionally, unused commitments under the ABL Facility are subject to a 0.25% per annum fee.

The ABL Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants, among other things, will limit or restrict the ability of the Company and its subsidiaries to incur additional indebtedness; make dividends and other restricted payments; incur additional liens; consolidate, merge, sell or otherwise dispose of all or substantially all assets; make investments and acquisitions; transfer or sell collateral; enter into restrictive agreements; change the nature of the business; and enter into certain transactions with affiliates. The negative covenants are subject to customary exceptions and also permit acquisitions, investments, mergers, consolidations and amalgamations, asset sales, dividends and other restricted payments, and sales of all or substantially all assets involving subsidiaries upon satisfaction of a “payment condition”. The payment condition is deemed satisfied upon 30-day specified availability and specified availability exceeding agreed upon thresholds and, in certain cases, the absence of specified events of default or known events of default and pro forma compliance with a fixed charge coverage ratio of 1.00 to 1.00.

The obligations under the ABL Credit Agreement are guaranteed by each direct and indirect wholly-owned U.S. restricted subsidiary of the Company, subject to certain exceptions, and are secured by:

•	a perfected security interest in all present and after-acquired inventory, accounts receivable, deposit accounts, securities accounts, and any cash or other assets in such accounts and other related assets owned by the Company, the U.S. subsidiary borrowers and the U.S. subsidiary guarantors and the proceeds of any of the foregoing, except to the extent such proceeds constitute Cash Flow Priority Collateral, and subject to certain exceptions (the “ABL Priority Collateral”), which security interest is senior to the security interest in the foregoing assets securing the Cash Flow Facilities; and

•	a perfected security interest in the Cash Flow Priority Collateral, which security interest will be junior to the security interest in the Cash Flow Collateral securing the Cash Flow Facilities.

Additionally, the obligations of the Canadian borrowers under the ABL Credit Agreement are guaranteed by each direct and indirect wholly-owned Canadian restricted subsidiary of the Canadian borrowers, subject to certain exceptions, and are secured by substantially all assets of the Canadian borrowers and the Canadian subsidiary guarantors, subject to certain exceptions.

 The ABL Credit Agreement includes a minimum fixed charge coverage ratio of 1.00 to 1.00, which is tested only when specified availability is less than 10.0% of the lesser of (x) the then applicable borrowing base and (y) the then aggregate effective commitments under the ABL Facility, and continuing until such time as specified availability has been in excess of such threshold for a period of 20 consecutive calendar days.

The foregoing summary of the ABL Credit Agreement, as amended, the related guarantee and collateral agreements and joinder agreement (collectively, the “ABL Credit Agreement Documents”), does not purport to be a complete description and is subject to and qualified in its entirety by reference to the full text of the ABL Credit Agreement Documents, copies of which are attached as Exhibits 10.8-10.15 to this Current Report on Form 8-K and are incorporated herein by reference.

8.00% Senior Notes due 2026

On April 12, 2018, Ply Gem Midco issued $645.0 million aggregate principal amount of 8.00% Senior Notes due 2026 (the “8.00% Senior Notes”). The 8.00% Senior Notes were issued pursuant to an Indenture, dated as of April 12, 2018 (as supplemented from time to time, the “Indenture”), by and among Ply Gem Midco, as issuer, the subsidiary guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee. On November 16, 2018, in connection with the consummation of the Merger, the Company entered into a supplemental indenture and assumed the obligations of Ply Gem Midco as issuer under the Indenture and the 8.00% Senior Notes. The 8.00% Senior Notes bear interest at 8.00% per annum and will mature on April 15, 2026. Interest is payable semi-annually in arrears on April 15 and October 15.

The 8.00% Senior Notes are guaranteed on a senior unsecured basis by each of the Company’s wholly-owned domestic subsidiaries that guarantee the Company’s obligations under the Cash Flow Facilities or the ABL Facility (including by reason of being a borrower under the ABL Facility on a joint and several basis with the Company or a subsidiary guarantor). The 8.00% Senior Notes are unsecured senior indebtedness and rank equally in right of payment with the Cash Flow Facilities and ABL Facility. The 8.00% Senior Notes are effectively subordinated to all of the Company’s secured debt and are senior in right of payment to all subordinated obligations of the Company.

The Company may redeem the 8.00% Senior Notes in whole or in part at any time as set forth below:

•	prior to April 15, 2021, the Company may redeem the 8.00% Senior Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the redemption date, plus the applicable make-whole premium;

•	prior to April 15, 2021, the Company may redeem up to 40.0% of the original aggregate principal amount of the 8.00% Senior Notes with proceeds of certain equity offerings, at a redemption price of 108%, plus accrued and unpaid interest, if any, to but not including the redemption date; and

•	on or after April 15, 2021, the Company may redeem the 8.00% Senior Notes at specified redemption prices starting at 104% and declining ratably to 100.0% by April 15, 2023, plus accrued and unpaid interest, if any, to but not including the redemption date.

The Indenture contains customary negative covenants. The negative covenants, among other things, will limit or restrict the ability of the Company and its subsidiaries to incur additional indebtedness; make dividends and other restricted payments; incur additional liens; consolidate, merge, sell or otherwise dispose of all or substantially all assets; make investments; transfer or sell assets; enter into restrictive agreements; and enter into certain transactions with affiliates.

The foregoing summary of the Indenture, including all related supplemental indentures, does not purport to be a complete description and is subject to and qualified in its entirety by reference to the full text of such documents, copies of which are attached as Exhibits 4.1-4.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information contained in Item 1.01 concerning the Old Stockholders Agreement and the Old Registration Rights Agreement is hereby incorporated herein by reference.

On November 16, 2018, in connection with the incurrence by Ply Gem Midco of the Incremental Term Loans and the obtaining by Ply Gem Midco of the Incremental ABL Commitments, following consummation of the Merger, the Company (a) terminated all outstanding commitments and repaid all outstanding amounts under the Term Loan Credit Agreement, dated as of February 8, 2018 (the “Existing NCI Term Loan Credit Agreement”), by and among the Company, as borrower, the several banks and other financial institutions from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and (b) terminated all outstanding commitments and repaid all outstanding amounts under the ABL Credit Agreement, dated as of February 8, 2018 (the “Existing NCI ABL Credit Agreement”), by and among NCI Group, Inc. and Robertson-Ceco II Corporation, as borrowers, the Company, as a guarantor, the other borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent. Outstanding letters of credit under the Existing NCI ABL Credit Agreement were cash collateralized.

In connection with the termination and repayment of the Existing NCI Term Loan Credit Agreement and the Existing NCI ABL Credit Agreement, the Company also terminated (i) the Term Loan Guarantee and Collateral Agreement, dated as of February 8, 2018, made by the Company and certain of its subsidiaries, in favor of Credit Suisse AG, Cayman Islands Branch, as Collateral Agent, (ii) the ABL Guarantee and Collateral Agreement, dated as of February 8, 2018, made by the Company and certain of its subsidiaries, in favor of Wells Fargo Bank, National Association, as Collateral Agent, and (iii) the Intercreditor Agreement, dated as of February 8, 2018, between Credit Suisse AG, Cayman Islands Branch and Wells Fargo Bank, National Association, and acknowledged by the Company and certain of its subsidiaries.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 concerning the Merger is hereby incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s obligations under the Cash Flow Credit Agreement Documents, the ABL Credit Agreement Documents and the Indenture is hereby incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of James S. Metcalf as Chairman and Chief Executive of the Company

Effective upon the consummation of the Merger, the Company appointed Mr. James S. Metcalf as Chairman and Chief Executive Officer of the Company. Prior to becoming NCI’s Chairman and CEO, Mr. Metcalf, age 60, served as a director of the Company and the biographical information regarding Mr. Metcalf set forth in the Company’s proxy statement, dated January 26, 2018, is incorporated herein by reference. Mr. Metcalf stepped down from his positions as member of each of the Nominating and Corporate Governance Committee and the Compensation Committee of the Board, effective November 16, 2018.

In connection with James Metcalf’s commencement of employment as Chief Executive Officer of NCI, Mr. Metcalf is expected to enter into an employment agreement with NCI and NCI Group, Inc. (the “Metcalf Employment Agreement”), to be effective as of the closing of the Merger. The terms below are the expected material terms of the Metcalf Employment Agreement.

The term of the Metcalf Employment Agreement runs for a period of three years, subject to automatic one-year extension thereafter, unless either party gives notice of non-renewal. The Metcalf Employment Agreement specifies Mr. Metcalf’s position as Chairman and Chief Executive Officer and a member of NCI’s Board of Directors, as well as his general duties with the Company during his term of employment. In addition, the Metcalf Employment Agreement provides Mr. Metcalf with (i) an annual base salary of not less than $1,100,000, (ii) an annual bonus opportunity under the Company’s cash annual incentive plan equal to 135% of his annual base salary, (iii) a long-term incentive grant in connection with the Merger having a total target grant date fair value equal to $4,300,000 and an annual long-term incentive grant in each of 2020 and 2021 each having a total target grant date fair value equal to $4,500,000, (iv) a one-time cash signing bonus equal to $600,000, (v) a right to participate in the Company’s employee benefit plans and perquisite programs and (vi) a Company-paid life insurance policy having a face value equal to $3,300,000. The Metcalf Employment Agreement also includes a perpetual confidentiality covenant, and customary restrictive covenants (non-competition, non-solicitation, non-disparagement, and non-interference) that apply during Mr. Metcalf’s employment and for a period of two years thereafter.

The Metcalf Employment Agreement provides for severance payments and termination benefits upon a future termination of Mr. Metcalf’s employment by the Company without “cause” or by Mr. Metcalf for “good reason” (each, a “Qualifying Termination”). Upon a Qualifying Termination (other than within 24 months after a change in control of NCI or during the pendency of a change in control transaction), the Metcalf Employment Agreement provides for (i) two times Mr. Metcalf’s highest annual base salary in effect during the one year prior to the termination date (“Base Salary Severance”), paid in installments over two years, (ii) two times Mr. Metcalf’s target bonus (the “Bonus Payment”), paid in installments over two years, (iii) a pro-rated annual bonus based on actual performance (“Pro Rata Bonus”), payable in a lump sum no later than March 15th following the year of termination and (iv) a lump sum payment equal to Mr. Metcalf’s family premiums for eighteen months of continued medical and dental coverage under COBRA at active employee rates (“COBRA Premium Payment”), payable in a lump sum no later than March 15th following the year of termination (together, the “Qualifying Termination Severance Package”).

Upon a Qualifying Termination within 24 months following a change in control (or during the pendency of a change in control transaction), the Metcalf Employment Agreement provides for the Qualifying Termination Severance Package, except that the Bonus Payment is instead equal to three times Mr. Metcalf’s target bonus (the “CIC Bonus Payment”), and each of the Base Salary Severance and the CIC Bonus Payment is to be paid to the maximum extent permitted under Section 409A of the Internal Revenue Code (the “Code”) in a lump sum (with any remainder paid in installments over two years).

In all cases, the payments are conditioned on Mr. Metcalf executing a general release and waiver of claims.

If Mr. Metcalf’s payments and benefits under the agreement are subject to the 20% excise tax under Section 4999 of the Code, then he will either receive all such payments and benefits subject to the excise tax or such payments and benefits will be reduced so that the excise tax does not apply, depending on which of these two approaches yields the best after tax outcome for Mr. Metcalf as determined by a third-party accounting firm.

Appointment of Shawn K. Poe as Chief Financial Officer of the Company

Effective upon the consummation of the Merger, the Company appointed and Shawn K. Poe as Executive Vice President, Chief Financial Officer of the Company. Mr. Shawn K. Poe, age 56, has served as the Chief Financial Officer and Secretary of Ply Gem since 2004 and as Executive Vice President since 2015. Mr. Poe was appointed Vice President of Finance of Ply Gem’s siding and accessories subsidiaries in March 2000. Prior to joining Ply Gem, Mr. Poe held the position of Corporate Controller and various other accounting positions at Nordyne, Inc., which he joined in 1990. In addition, Mr. Poe held various accounting positions with Federal Mogul Corporation from 1984 to 1990. Mr. Poe graduated from Southeast Missouri State University in 1984 with a BS in Accounting. Mr. Poe graduated from Fontbonne College in 1994 with an MBA.

In connection with Shawn Poe’s commencement of employment as Chief Financial Officer of Ply Gem, he is a party to an employment agreement, dated October 9, 2018, with Ply Gem (the “Poe Employment Agreement”), which will be assumed by NCI as of the closing of the Merger.

The term of the Poe Employment Agreement runs for a period of two years, subject to automatic one-year extensions thereafter, unless either party gives notice of non-renewal. The Poe Employment Agreement specifies Mr. Poe’s position as Executive Vice President, Chief Financial Officer and his general duties with the Company during his term of employment. In addition, the Poe Employment Agreement provides Mr. Poe with an annual base salary of $525,000 and a right to participate in the Company’s cash annual incentive plan and employee benefit plans. The Poe Employment Agreement also includes a perpetual confidentiality covenant, and customary restrictive covenants (non-competition, non-solicitation, non-disparagement, and non-interference) that apply during Mr. Poe’s term of employment and for a period of one year thereafter.

The Poe Employment Agreement provides for severance payments and termination benefits upon a Qualifying Termination. Where a Qualifying Termination occurs after the second anniversary of the closing of the Merger (or during the pendency of a change in control transaction), the Poe Employment Agreement provides for (i) payment of Base Salary Severance equal to two times Mr. Poe’s highest annual base salary in effect during the one year prior to the termination date, paid in installments over two years, (ii) a Pro Rata Bonus, paid in installments over two years and (iii) twelve months of continued medical and dental coverage under COBRA at active employee rates (“COBRA Coverage”). Where a Qualifying Termination occurs prior to the second anniversary of the closing of the Merger, the Poe Employment Agreement provides for (i) the Base Salary Severance, paid in a lump sum, (ii) an additional lump-sum cash payment equal to two times Mr. Poe’s target annual bonus for the fiscal year in which the termination occurs, (iii) the Pro Rata Bonus and (iv) COBRA Coverage for eighteen months. In both cases, the payments are conditioned on Mr. Poe executing a general release and waiver of claims.

If Mr. Poe’s payments and benefits under the agreement are subject to the 20% excise tax under Section 4999 of the Code, then he will receive all such payments and benefits subject to the excise tax or such payments and benefits will be reduced so that the excise tax does not apply, depending on which of these two approaches yields the best after tax outcome for Mr. Poe.

In connection with Mr. Poe’s appointment as Chief Financial Officer of the Company, Bradley Little will no longer act as the Company’s Interim Chief Financial Officer.

Appointment of Brian Boyle as Senior Vice President, Chief Accounting Officer and Treasurer of the Company

Effective upon the consummation of the Merger, the Company appointed Brian Boyle as Senior Vice President, Chief Accounting Officer and Treasurer of the Company. Mr. Boyle, age 46, has served as Ply Gem Industries, Inc.’s Chief Accounting Officer and Treasurer since 2016. Prior to this role, Mr. Boyle served as Ply Gem’s Corporate Controller from 2008-2016 participating in Ply Gem’s initial public offering process in 2013. Prior to joining Ply Gem, Mr. Boyle was a senior manager in the audit practice with PricewaterhouseCoopers LLP in Raleigh, NC working predominantly with manufacturing clients. Mr. Boyle graduated from the University of North Carolina-Chapel Hill in 1995 with a BSBA and a Master of Accounting. In connection with the consummation of the Merger, Mr. Boyle received an equity award described below. See “Founders Awards.”

Donald R. Riley’s Resignation from Position as President and Chief Executive Officer of the Company; Appointment as Chief Executive Officer, NCI Division and Head of Supply Chain & Technology

Effective upon consummation of the Merger, Donald R. Riley resigned from his position as President and Chief Executive Officer of the Company and was appointed as the CEO, NCI Division and Head of Supply Chain & Technology of the Company. In connection with this appointment, Mr. Riley stepped down from his position on the Board, effective upon consummation of the Merger.

The biographical information regarding Mr. Riley, age 55, set forth in the Company’s proxy statement dated January 26, 2018 is incorporated herein by reference.

Founders Awards

Effective as of the closing of the Merger, the Company granted equity awards (referred to below as the “Founders Awards”) to its executive officers and other key employees. The Founders Awards consist of, for each grant recipient, (i) options to purchase shares of the Company’s common stock with an per share exercise price of $12.16 and having a 10-year term (the “Options”), (ii) restricted stock units (the “RSUs”), each representing the right to acquire on vesting one share of the Company’s common stock, and (iii) a target number of performance share units (the “PSUs”), each representing the right to acquire a number of shares of the Company’s common stock (up to a maximum of two shares per PSU) to be determined based upon the achievement of performance metrics as measured during the three years following the grant date, subject to the grantee’s continued employment with the Company. The performance criteria have not yet been determined but are expected to relate to synergy capture and cost savings realization during the performance period. The Options and RSUs vest in five equal annual installments, subject to the grantee’s continued employment with the Company. The named executive officers of the Company received the following Founders Awards:

Name and Title of Executive Officer	Options	RSUs	PSUs (at target levels of performance)
James S. Metcalf, Chief Executive Officer	307,481	153,740	76,870
Shawn K. Poe, Chief Financial Officer	156,049	78,024	39,012
Todd R. Moore, Executive Vice President, General Counsel	100,210	50,104	25,052
Katy K. Theroux, Executive Vice President, Chief Human Resources Officer	122,393	61,196	30,598
Donald R. Riley, Chief Executive Officer, NCI Division, Supply Chain & Technology	204,988	102,493	51,246
Brian Boyle, Chief Accounting Officer	60,817	30,408	15,204

Salary Increases

Effective as of the closing of the Merger, the named executive officers of the Company received the following increases to their annual base salaries:

Name and Title of Executive Officer	Pre-Closing Base Salary	Post-Closing Base Salary
James S. Metcalf, Chief Executive Officer	$0	$1,100,000
Shawn K. Poe, Chief Financial Officer	$525,000	$525,000
Todd R. Moore, Executive Vice President, General Counsel	$377,000	$430,000
Katy K. Theroux, Executive Vice President, Chief Human Resources Officer	$400,000	$450,000
Donald R. Riley, Chief Executive Officer, NCI Division, Supply Chain & Technology	$750,000	$900,000

Directors Appointments

Effective upon consummation of the Merger, current board members Donald R. Riley, William R. VanArsdale and James Berges resigned from the Board.

On November 16, 2018, in connection with the three newly created directorship vacancies, the Board appointed Mr. John Krenicki as a Lead Director (as defined in the New Stockholders Agreement) and a Class I director (expiring 2021) and appointed Mr. Krenicki to serve on the Compensation Committee, the Nominating & Corporate Governance Committee and the Executive Committee. Mr. Krenicki was appointed the chair of the Nominating & Corporate Governance Committee and the Executive Committee.

On November 16, 2018, in connection with the three newly created directorship vacancies, the Board appointed Mr. Timothy O’Brien a Class III director (expiring 2020) and appointed Mr. O’Brien to serve on the Nominating & Corporate Governance Committee.

Messrs. Krenicki and O’Brien were each designated “CD&R Investor Directors” (as defined in the New Stockholders Agreement) in connection with their appointments to the Board.

Except as described below, Messrs. Krenicki and O’Brien will each receive compensation in accordance with the Company’s standard director compensation arrangements as described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2018. In connection with their appointment, Messrs. Krenicki and O’Brien will each enter into a standard indemnification agreement with the Company, which form is filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2009, and is incorporated herein by reference.

Mr. Krenicki has assigned all of the compensation he will receive for his services as a director, including any shares of restricted stock units, to Clayton, Dubilier & Rice, LLC. In the same manner as our other directors, Mr. Krenicki is entitled to receive reimbursement for travel and other out-of-pocket expenses incurred in connection with his functions and duties as a director.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Sixth Amended and Restated Bylaws

On and effective November 16, 2018, the Board approved, authorized and adopted the Sixth Amended and Restated By-Laws of the Company (the “By-Laws”). The By-Laws provide the CD&R Investor Group with certain governance rights in accordance with the terms and conditions of the New Stockholders Agreement.

A copy of the By-Laws is attached as Exhibit 3.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing summary of the By-Laws does not purport to be a complete description and is subject to and qualified in its entirety by reference to the full text of such document, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Certificate of Incorporation

At the Special Shareholder Meeting, the Company’s shareholders voted to approve the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”). On and effective November 16, 2018, the Board approved, authorized and adopted the Amended and Restated Certificate of Incorporation.

The Amended and Restated Certificate of Incorporation increased the number of authorized shares of NCI Common Stock from 100,000,000 to 200,000,000. The increase in authorized shares of NCI Common Stock permitted the Stock Issuance and will ensure that additional shares of NCI Common Stock will be available for general corporate purposes, which may include raising capital through sales of equity securities, providing equity incentives to employees, officers or directors and declaring stock dividends or effecting stock splits.

A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.2 to this current report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Amended and Restated Certificate of Incorporation does not purport to be a complete description and is subject to and qualified in its entirety by reference to the full text of such document, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Change in Fiscal Year

On November 16, 2018, the Board approved and changed the Company’s fiscal year from a 52/53 week year with the Company’s fiscal year end on the Sunday closest to October 31 to a fiscal year of the 12 month period of January 1 to December 31 of each calendar year, to commence with the fiscal year ending December 31, 2019. The Company will file a transition report on Form 10-Q on or before February 11, 2019 that will cover the transition period from October 29, 2018 to December 31, 2018.

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 15, 2018, the Company held the Special Shareholder Meeting. The following matters were submitted to a vote of the Company’s stockholders at the Special Shareholder Meeting: (i) to adopt the Merger Agreement (the “Merger Agreement Proposal”); (ii) to approve the Stock Issuance (the “Stock Issuance Proposal”); (iii) to approve the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of NCI Common Stock to 200,000,000 and make other changes necessitated by the Merger and by the New Stockholders Agreement (the “Charter Amendment Proposal”); (iv) to approve, on an advisory (non-binding) basis, the compensation that may become payable to NCI’s named executive officers in connection with the consummation of the Merger; and (v) to approve the adjournment of the Special Shareholder Meeting, if necessary or appropriate, to solicit additional proxies if there were not sufficient votes to approve the Merger Agreement Proposal, the Stock Issuance Proposal and the Charter Amendment Proposal. The number of shares of NCI Common Stock outstanding and eligible to vote as of October 11, 2018, the record date for the Special Shareholder Meeting, was 66,203,841, and a total of 54,629,830 shares of NCI Common Stock (82.52%) were represented at the Special Shareholder Meeting in person or by proxy.

Each of the matters submitted to a vote of the Company’s stockholders at the Special Shareholder Meeting was approved by the requisite vote of the Company’s stockholders. Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions, as to each such matter:

1. Proposal to adopt the Merger Agreement:

For	Against	Abstain
47,118,921	6,934,343	576,566

2. Proposal to approve the Stock Issuance:

For	Against	Abstain
47,116,638	6,936,746	576,446

3. Proposal to approve the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of NCI Common Stock to 200,000,000 and make other changes necessitated by the Merger and by the New Stockholders Agreement:

For	Against	Abstain
46,326,332	7,726,258	577,240

4. Proposal to approve, on an advisory (non-binding) basis, the compensation that may become payable to NCI’s named executive officers in connection with the consummation of the Merger:

For	Against	Abstain
44,709,664	9,332,155	588,011

5. Proposal to approve the adjournment of the Special Shareholder Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement Proposal, the Stock Issuance Proposal and the Charter Amendment Proposal:

For	Against	Abstain
45,106,029	8,946,022	577,779

Item 8.01 Other Events.

On November 16, 2018, the Company issued a press release announcing the closing of the Merger, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Ply Gem required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit Number	Description

3.1	Sixth Amended and Restated By-laws of NCI Building Systems, Inc.
3.2	Amended and Restated Certificate of Incorporation of NCI Building Systems, Inc.
4.1	Indenture, dated as of April 12, 2018, by and among Ply Gem Midco, Inc., as issuer, the subsidiary guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of April 12, 2018, by and among Ply Gem Midco, Inc. and Wilmington Trust, National Association, as trustee.
4.3	Second Supplemental Indenture, dated as of April 12, 2018, by and among Ply Gem Midco, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.
4.4	Third Supplemental Indenture, dated as of April 13, 2018, by and among Ply Gem Midco, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.
4.5	Fourth Supplemental Indenture, dated as of October 15, 2018, by and among Ply Gem Midco, Inc., the subsidiary guarantor party thereto and Wilmington Trust, National Association, as trustee.
4.6	Fifth Supplemental Indenture, dated as of November 16, 2018, by and among the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.
10.1	Stockholders Agreement, dated November 16, 2018, by and among NCI Building Systems, Inc., Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P., CD&R Pisces Holdings, L.P., Atrium Intermediate Holdings, LLC, GGC BP Holdings, LLC and AIC Finance Partnership, L.P.
10.2	Registration Rights Agreement, dated November 16, 2018, by and among NCI Building Systems, Inc., Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P., CD&R Pisces Holdings, L.P., Atrium Intermediate Holdings, LLC, GGC BP Holdings, LLC, AIC Finance Partnership, L.P.
10.3	Cash Flow Credit Agreement, dated as of April 12, 2018, by and among Ply Gem Midco, Inc., as borrower, the several banks and other financial institutions from time to time party thereto party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.
10.4	First Amendment to Cash Flow Credit Agreement, dated as of November 14, 2018, by and among Ply Gem Midco, Inc., and JPMorgan Chase Bank, N.A., as administrative agent.
10.5	Lender Joinder Agreement, dated as of November 16, 2018, by and among Ply Gem Midco, Inc., the additional commitment lender party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
10.6	Cash Flow Guarantee and Collateral Agreement, dated as of April 12, 2018, by and among Ply Gem Midco, Inc., the guarantors from time to time party thereto and JPMorgan Chase Bank, N.A., as collateral agent and administrative agent.
10.7	Cash Flow Joinder Agreement, dated as of November 16, 2018, by and among Ply Gem Midco, LLC, the Company, the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.
10.8	ABL Credit Agreement, dated as of April 12, 2018, by and among Ply Gem Midco, Inc., as parent borrower, the subsidiary borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent.
10.9	Amendment No. 1 to ABL Credit Agreement, dated as of August 7, 2018, by and among Ply Gem Midco, Inc., the subsidiary borrowers party thereto, the lenders and issuing lenders party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent.
10.10	Amendment No. 2 to ABL Credit Agreement, dated as of October 15, 2018, by and among Ply Gem Midco, Inc., the subsidiary borrowers party thereto, the incremental lender party thereto and UBS AG, Stamford Branch, as administrative agent, collateral agent and swingline lender.
10.11	Amendment No. 3 to ABL Credit Agreement, dated as of November 14, 2018, by and among Ply Gem Midco, Inc., the subsidiary borrowers party thereto, the lenders and issuing lenders party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent.
10.12	Amendment No. 4 to ABL Credit Agreement, dated as of November 16, 2018, by and among Ply Gem Midco, Inc., the subsidiary borrowers party thereto, the incremental lenders party thereto and UBS AG, Stamford Branch, as administrative agent, collateral agent and swingline lender.
10.13	ABL U.S. Guarantee and Collateral Agreement, dated as of April 12, 2018, by and among Ply Gem Midco, Inc., the U.S. subsidiary borrowers from time to time party thereto, the guarantors from time to time party thereto and UBS AG, Stamford Branch, as collateral agent and administrative agent.

10.14	ABL Canadian Guarantee and Collateral Agreement, dated as of April 12, 2018, by and among the Canadian borrowers from time to time party thereto, the guarantors from time to time party thereto and UBS AG, Stamford Branch, as collateral agent and administrative agent.
10.15	ABL Joinder Agreement, dated as of November 16, 2018, by and among Ply Gem Midco, LLC, the Company, the subsidiary guarantors party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent.
99.1	Press release dated November 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2018

NCI Building Systems, Inc.

By:	/s/ Todd R. Moore
Name:	Todd R. Moore
Title:	Executive Vice President, Chief Legal, Risk & Compliance Officer and Corporate Secretary

Exhibit Index
Exhibit Number	Description

3.1	Sixth Amended and Restated By-laws of NCI Building Systems, Inc.
3.2	Amended and Restated Certificate of Incorporation of NCI Building Systems, Inc.
4.1	Indenture, dated as of April 12, 2018, by and among Ply Gem Midco, Inc., as issuer, the subsidiary guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of April 12, 2018, by and among Ply Gem Midco, Inc. and Wilmington Trust, National Association, as trustee.
4.3	Second Supplemental Indenture, dated as of April 12, 2018, by and among Ply Gem Midco, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.
4.4	Third Supplemental Indenture, dated as of April 13, 2018, by and among Ply Gem Midco, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.
4.5	Fourth Supplemental Indenture, dated as of October 15, 2018, by and among Ply Gem Midco, Inc., the subsidiary guarantor party thereto and Wilmington Trust, National Association, as trustee.
4.6	Fifth Supplemental Indenture, dated as of November 16, 2018, by and among the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.
10.1	Stockholders Agreement, dated November 16, 2018, by and among NCI Building Systems, Inc., Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P., CD&R Pisces Holdings, L.P., Atrium Intermediate Holdings, LLC, GGC BP Holdings, LLC and AIC Finance Partnership, L.P.
10.2	Registration Rights Agreement, dated November 16, 2018, by and among NCI Building Systems, Inc., Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P., CD&R Pisces Holdings, L.P., Atrium Intermediate Holdings, LLC, GGC BP Holdings, LLC, AIC Finance Partnership, L.P.
10.3	Cash Flow Credit Agreement, dated as of April 12, 2018, by and among Ply Gem Midco, Inc., as borrower, the several banks and other financial institutions from time to time party thereto party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.
10.4	First Amendment to Cash Flow Credit Agreement, dated as of November 14, 2018, by and among Ply Gem Midco, Inc., and JPMorgan Chase Bank, N.A., as administrative agent.
10.5	Lender Joinder Agreement, dated as of November 16, 2018, by and among Ply Gem Midco, Inc., the additional commitment lender party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
10.6	Cash Flow Guarantee and Collateral Agreement, dated as of April 12, 2018, by and among Ply Gem Midco, Inc., the guarantors from time to time party thereto and JPMorgan Chase Bank, N.A., as collateral agent and administrative agent.
10.7	Cash Flow Joinder Agreement, dated as of November 16, 2018, by and among Ply Gem Midco, LLC, the Company, the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.
10.8	ABL Credit Agreement, dated as of April 12, 2018, by and among Ply Gem Midco, Inc., as parent borrower, the subsidiary borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent.
10.9	Amendment No. 1 to ABL Credit Agreement, dated as of August 7, 2018, by and among Ply Gem Midco, Inc., the subsidiary borrowers party thereto, the lenders and issuing lenders party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent.
10.10	Amendment No. 2 to ABL Credit Agreement, dated as of October 15, 2018, by and among Ply Gem Midco, Inc., the subsidiary borrowers party thereto, the incremental lender party thereto and UBS AG, Stamford Branch, as administrative agent, collateral agent and swingline lender.
10.11	Amendment No. 3 to ABL Credit Agreement, dated as of November 14, 2018, by and among Ply Gem Midco, Inc., the subsidiary borrowers party thereto, the lenders and issuing lenders party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent.
10.12	Amendment No. 4 to ABL Credit Agreement, dated as of November 16, 2018, by and among Ply Gem Midco, Inc., the subsidiary borrowers party thereto, the incremental lenders party thereto and UBS AG, Stamford Branch, as administrative agent, collateral agent and swingline lender.
10.13	ABL U.S. Guarantee and Collateral Agreement, dated as of April 12, 2018, by and among Ply Gem Midco, Inc., the U.S. subsidiary borrowers from time to time party thereto, the guarantors from time to time party thereto and UBS AG, Stamford Branch, as collateral agent and administrative agent.

10.14	ABL Canadian Guarantee and Collateral Agreement, dated as of April 12, 2018, by and among the Canadian borrowers from time to time party thereto, the guarantors from time to time party thereto and UBS AG, Stamford Branch, as collateral agent and administrative agent.
10.15	ABL Joinder Agreement, dated as of November 16, 2018, by and among Ply Gem Midco, LLC, the Company, the subsidiary guarantors party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent.
99.1	Press release dated November 16, 2018